                                                                   EXHIBIT 10.18
                                                                   -------------




                           SHARED SERVICES AGREEMENT

                                by and between

                         TECHNOLOGY SOLUTIONS COMPANY

                                      and

                             eLOYALTY CORPORATION

                         Dated as of February 15, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
SECTION 1.  Definitions; Rules of Construction..............................   1
     1.1    Definitions.....................................................   1
     1.2    Other Terms.....................................................   3
     1.3    Rules of Construction...........................................   3

SECTION 2.  Term............................................................   4

SECTION 3.  Performance of Services by TSC..................................   4
     3.1    General.........................................................   5
     3.2    Standard of Care................................................   5
     3.3    Service Modifications...........................................   5
     3.4    Compliance with Law.............................................   6
     3.5    Audit...........................................................   6

SECTION 4.  Provision of eLoyalty Information...............................   7

SECTION 5.  Fees............................................................   7
     5.1    General.........................................................   7
     5.2    Sales Taxes.....................................................   7
     5.3    License Fees....................................................   7
     5.4    Cap on Fees.....................................................   7

SECTION 6.  Invoicing and Payment...........................................   7

SECTION 7.  Independence....................................................   8

SECTION 8.  Nonexclusivity..................................................   8

SECTION 9.  Confidentiality.................................................   8
     9.1    TSC Information.................................................   8
     9.2    eLoyalty Information............................................   9
     9.3    Security........................................................   9
     9.4    General.........................................................   9

SECTION 10. Termination.....................................................  10
     10.1   Grounds for Termination.........................................  10
     10.2   Procedures on Termination.......................................  10
     10.3   Termination Costs...............................................  10

SECTION 11. Limitation of Liability and Remedy..............................  10
     11.1   Damages.........................................................  10
     11.2   eLoyalty's Exclusive Remedies...................................  11
     11.3   TSC's Exclusive Remedies........................................  11
     11.4   Affiliates......................................................  12

                                                                            Page
                                                                            ----
SECTION 12. Force Majeure...................................................  12

SECTION 13. Assignment......................................................  12
     13.1   Assignment with Consent.........................................  12
     13.2   Assignment in Event of Acquisition..............................  12

SECTION 14. Indemnification and Insurance...................................  12
     14.1   TSC's Obligation................................................  12
     14.2   eLoyalty's Obligation...........................................  13
     14.3   Third-Party Claims..............................................  13
     14.4   Insurance.......................................................  15

SECTION 15. Disputes........................................................  15
     15.1   Agreement to Arbitrate..........................................  15
     15.2   Escalation and Mediation........................................  15
     15.3   Procedures for Arbitration......................................  16
     15.4   Arbitrator......................................................  16
     15.5   Hearings........................................................  17
     15.6   Discovery and Certain Other Matters.............................  17
     15.7   Certain Additional Matters......................................  18
     15.8   Law Governing Arbitration Procedures............................  19
     15.9   Choice of Forum.................................................  19

SECTION 16. Miscellaneous Provisions........................................  19
     16.1   Notices.........................................................  19
     16.2   Entire Agreement................................................  20
     16.3   Choice of Law...................................................  20
     16.4   Amendment; Waiver...............................................  20
     16.5   Severability....................................................  20
     16.6   Relationship of the Parties.....................................  20
     16.7   Survival........................................................  20
     16.8   Counterparts....................................................  20
     16.9   Records Retention...............................................  21
     16.10  Beneficiaries...................................................  21

                           SHARED SERVICES AGREEMENT

          This Agreement is made as of February 15, 2000 (the "Effective Date")
                                                               --------------
by Technology Solutions Company, a Delaware corporation ("TSC"), and eLoyalty
                                                          ---
Corporation, a Delaware corporation ("eLoyalty").
                                      --------

                                    RECITALS

          TSC is planning to spin-off certain businesses by transferring those businesses to eLoyalty (or its subsidiaries) and distributing all of the stock of eLoyalty to the stockholders of TSC as a dividend. As a result of the distribution of that dividend, TSC and eLoyalty, and their respective subsidiaries, will be separate and independent corporations.

          As a consequence of the foregoing contemplated actions, eLoyalty will acquire business operations that have traditionally been supported by administrative functions that will remain with TSC after the spin-off. TSC and eLoyalty agree that it is advisable for eLoyalty to continue to receive administrative services from TSC.

                                   AGREEMENT

          In consideration of the mutual undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TSC and eLoyalty agree as follows:

SECTION 1.  Definitions; Rules of Construction.
            ----------------------------------
       1.1  Definitions.  As used in this Agreement (including the Schedules
            -----------
hereto):

          (i)  "Action" shall mean any action, claim, suit, arbitration,
                ------
inquiry, subpoena, discovery request, proceeding or investigation by or before any court or grand jury, any governmental or other regulatory or administrative entity, agency or commission or any arbitration tribunal.

          (ii)  "Affiliate" shall mean any Person controlling, controlled by, or
                 ---------
under direct or indirect common control with a Party. For the purpose of this definition, the term "control" means the power to direct the management of an
                      -------
entity, directly or indirectly, whether solely through the ownership of voting securities (as in the case of a subsidiary), by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
       -----------       ----------
eLoyalty and TSC shall not be deemed to be Affiliates of each other.

          (iii)  "Agreement" means this Shared Services Agreement dated as of
                  ---------
February 15, 2000 including all Schedules attached hereto.

          (iv)  "Arbitration Act" shall mean the United States Arbitration Act,
                 ---------------
9 U.S.C. (S)(S) 1-14, as the same may be amended from time to time.

          (v) "Change in Control" shall mean (i) the acquisition by any
               -----------------
individual, entity or group, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 40% or more of the outstanding shares of the common stock of either party; (ii) the approval of the stockholders of either party of a merger, where immediately after the merger, persons who were the holders of a majority of that party's outstanding common stock immediately prior to the merger fail to own at least a majority of the outstanding common stock of the surviving entity in substantially the same proportions as their holdings of that party's common stock immediately prior to the merger; or (iii) the sale of all or substantially all the assets of a party other than to a corporation more than 60% of the outstanding shares of which are beneficially owned by the individuals and entities who were the beneficial owners of the party's stock prior to the asset sale.

          (vi)  "Cost" whether used alone or as part of another defined term
                 ----
shall mean cost as determined by TSC in a manner substantially the same as the manner in which TSC determined such cost in the one-year period ending December 31, 1999. Cost shall not include any Costs associated with William H. Waltrip, Jack Hayden or John T. Kohler, including Costs associated with their direct support personnel.

          (vii) "Exchange Act" shall mean the Securities Exchange Act of 1934,
                 ------------
as amended.

          (viii) "Fully Burdened Cost" shall mean all direct Costs allocable to
                  -------------------
the provision of any Service without regard to whether the Service is provided to eLoyalty or to TSC. As regards any individual employee, "Fully Burdened Cost" shall include all direct Costs relating to that individual (including their salary and accruals for incentive compensation, vacation, holiday, insurance (medical, dental, vision, life, legal, short term and long term disability, employee assistance program), workers compensation and 401 k match and FUI, SUI, OASDI, and Medicare) and any stay bonus or Severance Pay paid.

          (ix)  "Governmental Authority"  shall mean any foreign, federal,
                 ----------------------
state, local or other government, statutory or administrative authority, regulatory body or commission or any court, tribunal or judicial or arbitral body.

          (x)  "Notice" shall mean notice given in accordance with Section 16.1.
                ------                                             ------------

          (xi)  "Party" shall mean either TSC or eLoyalty.
                 -----

          (xii)  "Person" shall mean an individual, corporation, partnership,
                  ------
limited liability company, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative, governmental authority or agency, or any group of Persons acting in concert.

          (xiii) "SEC" shall mean the Securities and Exchange Commission.
                  ---

          (xiv)  "Service" shall mean each service generally described in
                  -------
Schedule 2, performed in substantially the same manner and containing the same
----------
elements as when such Service was provided to TSC or Affiliates of TSC prior to the Effective Date, except as otherwise permitted under Section 3.
                                                        ---------

          (xv)  "Term" shall mean the period of time provided in Section 2,
                 ----                                            ---------
including any and all extensions thereof.

          (xvi) "Transfer" shall mean any assignment, transfer, sale or other
                 --------
disposition to a Person that is not an Affiliate of the Transferor, including any Transfer by way of merger or consolidation or otherwise by operation of law.

       1.2  Other Terms.  Terms defined in other Sections of this Agreement will
            -----------
have the meanings therein provided.

       1.3  Rules of Construction.
            ---------------------
          (a) In this Agreement, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement;

                  (iii)  reference to any gender includes the other gender;

                  (iv) reference to any Section or Schedule means such Section of this Agreement or such Schedule to this Agreement, as the case may be, and references in any Section or definition to any clause means such clause of such Section or definition;

                  (v)  "herein", "hereunder", "hereof", "hereto," and words of
                        ------    ---------    ------    ------
     similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof or thereof;

                  (vi)  "including" (and with correlative meaning "include")
                         ---------                                 -------
     means including without limiting the generality of any description preceding such term;

                  (vii) relative to the determination of any period of time, "from" means "from and including", "to" means "to but excluding" and
      ----                               --
     "through" means "through and including";
      -------

                  (viii) reference to any law (including statutes and ordinances) means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

               (ix) accounting terms used herein shall have the meanings historically attributed to them by TSC and its subsidiaries based upon TSC's internal financial policies and procedures in effect prior to the spin-off described in the recitals above;

               (x) in the event of any conflict between the provisions of the body of this Agreement and the Schedules hereto, the provisions of the body of this Agreement shall control; and

               (xi) the headings contained in this Agreement have been inserted for convenience of reference only, and are not to be used in construing this Agreement.

          (b) This Agreement was drafted and negotiated by the Parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either Party shall not apply to any construction or interpretation hereof.

SECTION 2.  Term.
            ----

          (a)  General. The initial Term of this Agreement shall begin on the
               -------
Effective Date and, except as otherwise provided in this Agreement, end at the end of the day on June 30, 2000. The Term may be extended for successive additional periods, subject to the Parties agreeing upon the terms and conditions of such an extension. Any such agreement to extend the term of this Agreement must be entered into at least 90 days in advance of the date on which this Agreement would otherwise naturally terminate. Each Party may in its absolute discretion determine whether or not the terms of any such proposed extension are acceptable and may refuse to agree to any such extension for any reason whatsoever. Notwithstanding the above, eLoyalty shall have access to TSC's systems, reports, databases and other records, which access shall not be unreasonably requested by eLoyalty or denied by TSC, for 45 days after the date of the termination of this Agreement. Such access shall be provided in order to allow eLoyalty to complete its financial accounting and otherwise maintain its records for the period when this Agreement shall have been in force.

          (b)  Extension Period Information Systems Services. eLoyalty may, for
               ---------------------------------------------
the period from July 1, 2000 up to December 31, 2000 (the "Extension Period"),
                                                           ----------------
choose to receive the Extension Period Information Systems Services described in
Schedule 2 (V) (iii), (iv), and (vii) so long as TSC is notified in writing by April 30, 2000 of eLoyalty's decision to extend. If eLoyalty chooses to terminate the extension services prior to December 31, 2000 it must provide 30 days prior written notice of its decision to terminate. During the Extension Period, unless otherwise agreed to by both parties, TSC will have no obligation to provide any services other than those identified in Schedule 2 (V) (iii),
(iv), and (vii). TSC's provision of the Extension Period Information Systems Services will be governed by the terms of this Agreement.

SECTION 3. Performance of Services by TSC.
           ------------------------------

     3.1  General.  From time to time, beginning on the Effective Date, TSC
          -------
will, subject to Section 3.2(c) and Section 5.3, provide Services to eLoyalty
                 --------------     -----------
(and to those Persons who were, as of the Effective Date, eLoyalty Affiliates) on an "as needed" basis (as determined by eLoyalty or its covered Affiliates). Services may be provided by TSC itself or TSC may outsource the provision of the Services.

     3.2  Standard of Care.
          ----------------

          (a) TSC will use (and will cause its Affiliates to use) commercially reasonable efforts in the performance of its obligations hereunder and will do so with the same degree of care, skill and prudence customarily exercised when engaged in similar activities for itself and its Affiliates. TSC will have no liability with respect to the provision of services to eLoyalty hereunder in the absence of gross negligence or willful misconduct. To the extent that any error or omission in any Service is not caused by failure of eLoyalty or its Affiliates to conform to eLoyalty's obligations under Section 4 or is not
                                                      ---------
otherwise excused under Section 12 and correction thereof by reperformance or
                        ----------
otherwise is practical, TSC will make such correction.

          (b) TSC makes no representations or warranties whatsoever, either express or implied, to eLoyalty or any other Person that the Services provided hereunder are or will be adequate and sufficient (as to quantity, quality or type) to meet the needs (including any specifically identified needs) or any objectives of eLoyalty or any such Person with respect to the conduct of the business of eLoyalty or such Person.

          (c) The proportionate share of each Service to which eLoyalty will be entitled will be approximately equal to the proportionate share of that Service that was, prior to the Effective Date, devoted to the businesses that TSC is planning to spin-off to eLoyalty. To the extent that TSC's capacity to perform a Service is diminished, be it by system failure, departure of personnel or any other factor outside of the control of TSC, the Services to which eLoyalty will be entitled will be decreased proportionately.

          (d) In performing its responsibilities hereunder, TSC will accord eLoyalty and its Affiliates the same priority under comparable circumstances as it provides itself and its Affiliates. Without limiting the generality of the foregoing, in the provision of Services under comparable circumstances TSC and its Affiliates will not discriminate against eLoyalty or any of its Affiliates solely because eLoyalty or one of its Affiliates is the recipient of such Services.

          (e) TSC will use all reasonable efforts to provide Services at the same levels of quality and efficiency as they have been provided to TSC and its affiliates prior to the Effective Date. TSC shall give due consideration to any suggestion by eLoyalty to improve performance but shall have no obligation to accept or implement any such suggestion that it shall not, in its sole discretion, deem advisable and in the best interests of TSC.

     3.3  Service Modifications.
          ---------------------

          (a) TSC may reasonably supplement, modify, substitute or otherwise alter a Service from time to time in a manner consistent with supplements, modifications, substitutions or alterations made with respect to similar services provided or otherwise made available by TSC to itself or its Affiliates; provided that no change which, in the good faith judgment of TSC, adversely affects the quality or availability of a Service or increases eLoyalty's cost of using the Service (including any product thereof) in any material respect, shall be made without the consent of eLoyalty. TSC will give eLoyalty not less than 90 days Notice, prior to the implementation of any change in a Service that, in the good faith judgment of TSC, may adversely affect the quality or availability of a Service or increase the cost of using the Service in any material respect.

          (b) Without limiting the generality of the provisions of the preceding subsection (a), TSC will not make any changes in any Service which would require eLoyalty to modify any bridge or other interface between eLoyalty facilities and the point at which data is transmitted to such facilities, except when the costs of such modification is less than $10,000, unless eLoyalty consents thereto. Conversely, TSC will not be obligated to make any change in a Service because of changes eLoyalty makes in its facilities.

     3.4  Compliance with Law.
          -------------------

          In performing Services, TSC will comply in all material respects with all laws, rules and regulations that apply to the performance of the Services.

     3.5  Audit.
          -----

          (a) Each of TSC and eLoyalty may audit the other with respect to (i) the performance of Services to ensure that adequate internal and administrative controls and procedures are being employed, (ii) any Cost used to determine any amounts payable hereunder, and (iii) any other matters reasonably required to verify compliance with the terms of this Agreement. The Party requesting the audit may use independent auditors, who may participate fully in such audit.

          (b) In the event that an audit is proposed with respect to information which the Party to be audited wishes not to disclose to the other Party ("Restricted Information"), then on the written demand of the Party to be
        ----------------------
audited the individuals conducting the audit with respect to Restricted Information will be limited to the independent auditors of the Party requesting the audit. In such event, the Party to be audited shall pay the costs of the independent auditors conducting such audit, but only with respect to that portion of the audit relating to Restricted Information. Such independent auditors shall enter into an agreement with the Parties hereto, on terms that are agreeable to both Parties hereto, under which such independent auditors shall agree to maintain the confidentiality of the information obtained during the course of such audit. Such agreement shall establish what information such auditors will be permitted to disclose to report the results of any audit of Restricted Information to the Party requesting the audit.

          (c) Any such audit shall be conducted during regular business hours, in a manner that does not interfere unreasonably with the operations of the Party being audited. Such audits shall be conducted not more than once in any calendar quarter. Subject to the foregoing limitations, any such audit shall be conducted when requested by Notice given not less than 30 days prior to the commencement of the audit.

SECTION 4. Provision of eLoyalty Information.
           ---------------------------------
     To enable TSC to provide the Services, eLoyalty will provide information, furnish access to data and take such other action as is reasonably requested by TSC.

SECTION 5. Fees.
           ----

     5.1  General. The aggregate Fully Burdened Costs for the Services set forth
          -------
in Schedule 2 will be allocated on a Service-by-Service basis as between the
   ----------
Parties according to the procedures set forth in Schedule 3.
                                                 ----------

     5.2  Sales Taxes. eLoyalty shall pay, or reimburse TSC for, the gross
          -----------
amount of any present or future sales, use, excise, occupation, privilege, value-added, gross-receipts or other similar tax (excluding any tax on net income, corporate franchise tax or fee or any similar tax or fee) applicable to the fee, sale or furnishing of any Service or to its use by eLoyalty.

     5.3  License Fees. If TSC is required to obtain a consent or license to
          ------------
permit it to use any intellectual property for the provision of Services to eLoyalty, TSC will, together with eLoyalty, use reasonable efforts to obtain such consent or license. eLoyalty shall be solely responsible for any consent or license fees required to be paid. TSC will have no obligation to provide Services requiring the use of such intellectual property if the consent or license is required and eLoyalty is not able, for any reason, to obtain the necessary consent or license.

     5.4  Cap on Fees.  Notwithstanding any other provision of this Agreement,
          -----------
fees charged to eLoyalty under this Agreement shall not exceed 60% of the aggregate Fully Burdened Cost of all of the Services. Any license or consent fees payable pursuant to Section 5.3 and any fees charged for the provision of
                         -----------
the Extension Period Information Systems Services shall not be subject to this
Section 5.4.
-----------

SECTION 6. Invoicing and Payment.
           ---------------------

  TSC will each month submit to eLoyalty for payment a statement of amounts due under this Agreement. The statement will specify the charge for each of the Services provided during the relevant month. Each statement will specify the nature of the Services provided and will contain or be followed by such other supporting detail as eLoyalty may from time to time reasonably request.

  eLoyalty will pay or cause its Affiliates receiving the Services to pay all amounts due pursuant to this Agreement within 30 days after the date received of each such statement hereunder.

  If any amounts due hereunder have not been received by the due date, such overdue amounts shall bear interest from the due date at the rate of 1% per month, or portion thereof, until received.

  Either Party shall have the right to withhold any disputed amounts due hereunder if such Party in good faith disputes the amount claimed by the other Party to be due hereunder and such Party notifies the other Party of such dispute within 30 days after the date of the statement containing the disputed amount. The foregoing right to withhold payment of disputed amounts shall be limited to amounts disputed in good faith, and interest will accrue and be payable on the net amount determined to be payable.

  Neither payments made by eLoyalty nor the acceptance of payments by TSC in the amount or less than the amount shown on TSC's statements shall be construed as an acceptance or agreement with the amount so stated or the amount received, respectively. Except as otherwise provided, either eLoyalty or TSC may recover from the other the amount of any overpayment or underpayment. Without limiting the generality of the foregoing, TSC may supplement any statement it renders for less than the full amount to which it is entitled hereunder; provided that such supplement is made within a reasonable time after the statement being supplemented.

  In addition to any other rights available to it at law or in equity, upon ten days Notice to eLoyalty, TSC may suspend the provision of any Services for which an undisputed statement for provision of Services hereunder from TSC has not been satisfied within 20 days of its due date until such statement has been satisfied.

SECTION 7. Independence.
           ------------

  All employees and representatives of TSC providing Services to eLoyalty will be deemed for purposes of all compensation and employee benefits to be employees or representatives of TSC (or its subcontractors) and not employees or representatives of eLoyalty. In performing such services, such employees and representatives will be under the direction, control and supervision of TSC (or its subcontractors) (and not of eLoyalty) and TSC (or its subcontractors) will have the sole right to exercise all authority with respect to the employment (including termination of employment), assignment and compensation of such employees and representatives.

SECTION 8. Nonexclusivity.
           --------------

  Nothing in this Agreement shall prevent TSC from providing any Service to any other Person. Nothing in this Agreement shall prevent eLoyalty from obtaining all or any part of the Services from its own employees and facilities or from providers other than TSC.

SECTION 9. Confidentiality.
           ---------------

     9.1   TSC Information.  eLoyalty agrees to hold, and to use reasonable
           ---------------
efforts to cause its employees and representatives to hold, in confidence in a manner consistent with eLoyalty's treatment of its own confidential information, all information concerning TSC reasonably understood to be confidential (i) contained in any of the Schedules to this Agreement or otherwise received by eLoyalty from TSC after the Effective Date relating to the determination of the fees and charges payable hereunder, (ii) obtained from TSC by the use of any access to TSC data afforded by any connection between eLoyalty's systems and TSC's systems maintained in connection with the provision of Services hereunder,
(iii) obtained from TSC in the course of an audit pursuant to Section 3.5 or
                                                              -----------
(iv) furnished to or obtained by eLoyalty after the Effective Date in the course of its receipt of Services hereunder. Except as may otherwise be provided in another agreement between the Parties, eLoyalty shall not use such information for any purpose other than as contemplated under this Agreement or verifying compliance with this Agreement, without TSC's prior written consent.

     9.2  eLoyalty Information.  TSC agrees to hold, and to use its reasonable
          --------------------
efforts to cause its employees and representatives to hold, in confidence in a manner consistent with TSC's treatment of its own confidential information all information reasonably understood to be confidential concerning eLoyalty, furnished to or obtained by TSC after the Effective Date in connection with this Agreement. Except as may otherwise be provided in another agreement between the Parties, TSC shall not use such information for any purpose other than as contemplated under this Agreement or verifying compliance with this Agreement, without eLoyalty's prior written consent.

     9.3  Security.  Each Party shall be responsible for preventing unauthorized
          --------
remote access by such Party's own agents and employees to data transferred or otherwise made available to the other Party under this Agreement.

     9.4  General. The obligations of confidentiality and non-disclosure imposed
          -------
under this Section 9 shall not apply to data and information that the recipient
           ---------
can demonstrate:

          (i) is published or is or otherwise becomes available to the general public as part of the public domain without breach of this Agreement;

          (ii) has been furnished or made known to the recipient without any obligation to keep it confidential by a third party under circumstances which are not known to the recipient to involve a breach of the third party's obligations to a Party hereto;

          (iii) was developed independently of information furnished to the recipient under this Agreement; or

          (iv) was known to the recipient at the time of receipt thereof from the other Party, is not otherwise subject to (a) the confidentiality restrictions contained in the Reorganization Agreement dated as of February 15, 2000 between eLoyalty and TSC or (b) any other obligation to keep it confidential and was not obtained from a third party under circumstances which were known to the recipient to involve a breach of the third party's obligations to a Party hereto.

  Each Party (the "first party") acknowledges that the other Party would not
                   -----------
have an adequate remedy at law for the breach by the first party of any one or more of the covenants contained in this Section 9 and agrees that, in the event
                                        ---------
of such breach, the other Party may, in addition to the other remedies which may be available to it, apply to a court for an injunction to prevent breaches of this Section 9 and to enforce specifically the terms and provisions of this
     ---------
Section.

  The provisions of this Section 9 shall not preclude disclosures required by
                         ---------
law; provided, however, that each Party will use reasonable efforts to notify
     --------  -------
the other, prior to making any such
disclosure, and permit the other to take such steps as it deems appropriate, including obtaining a protective order, consistent with applicable law, to minimize any loss of confidentiality.

SECTION 10. Termination.
            -----------

     10.1  Grounds for Termination.  Each Party shall have the right to
           -----------------------
terminate this Agreement effective upon delivery of Notice to the other Party if the other Party: (a) makes an assignment for the benefit of creditors, or becomes bankrupt or insolvent, or is petitioned into bankruptcy, or takes advantage of any state, federal or foreign bankruptcy or insolvency act, or if a receiver or receiver/manager is appointed for all or any substantial part of its property and business and such receiver or receiver/manager remains undischarged for a period of 30 days, (b) has its corporate existence terminated by voluntary or involuntary dissolution,(c) materially defaults in the performance of any of its covenants or obligations contained in this Agreement and such default is not remedied to the nondefaulting Party's reasonable satisfaction within 30 days after Notice to the defaulting Party of such default, or if such default is not capable of rectification within 30 days, if the defaulting Party has not promptly commenced to rectify the default within such 30 day period and is not proceeding diligently to rectify the default, (d) effects a Transfer of its rights and obligations under this Agreement pursuant to Section 13.2, or (e)
                                                        ------------
undergoes a Change in Control. Except as provided above, neither this Agreement nor any of the Services may be terminated prior to June 30, 2000, except with the mutual agreement of the Parties.

     10.2  Procedures on Termination.  On any termination of this Agreement, TSC
           -------------------------
will cooperate with eLoyalty as reasonably necessary to avoid disruption of the ordinary course of eLoyalty's business, and such termination shall not affect TSC's rights to payment for Services provided.

     Except as otherwise required pursuant to Section 16.9 each Party shall
                                              ------------
destroy or return to the other Party all records made or obtained in the course of performance hereunder containing information regarding the other Party or its customers that is protected from disclosure under Section 9. In the event that
                                                  ---------
any Party shall elect to destroy any records as permitted above, such Party shall provide the other Party with written confirmation of any such destruction.

     10.3  Termination Costs. If eLoyalty elects to terminate any Service
           -----------------
pursuant to Section 10.1 and such termination results in TSC's becoming liable
            ------------
for termination charges imposed by a Person that is not an Affiliate of TSC, eLoyalty will reimburse TSC therefor. If the amount of any such charges is subject to negotiation between TSC and such Person, TSC will allow eLoyalty to participate therein and will not agree to the amount thereof without eLoyalty's consent, which will not be unreasonably withheld. Any amounts payable under this
Section 10.3 shall be in addition to, and separate from, any amounts payable
------------
under Sections 5.5-5.7.
      ----------------

SECTION 11. Limitation of Liability and Remedy.
            ----------------------------------

     11.1 Damages.  In no event, whether based on contract, indemnity, warranty,
          -------
tort (including willful and wanton misconduct or negligence), strict liability or otherwise, shall either Party or any of its directors, officers, employees or agents, be liable for any lost profits or any special, exemplary, punitive, incidental, indirect or consequential damages. The foregoing limitation and disclaimer shall apply irrespective of whether the possibility of such lost profits or any special, exemplary, punitive, incidental, indirect or consequential damages had been disclosed in advance or could have reasonably been foreseen. The amounts due from one Party to the other based upon the Parties' respective obligations to indemnify each other pursuant to this Agreement shall not be deemed to be damages that would be excluded by this paragraph.

     The limitations and disclaimers of obligations and liabilities contained in this Section 11 are intended to apply to the fullest extent permitted by law;
     ----------
provided that such limitations and disclaimers shall not limit amounts payable
--------
with respect to any express indemnity provided for in this Agreement.

     11.2 eLoyalty's Exclusive Remedies. eLoyalty's exclusive remedies against
          -----------------------------
TSC for any breach of, or other act or omission arising out of or relating to, this Agreement shall be:

          (i) the right to receive refunds of the amount of any payment in excess of amounts owed under this Agreement;

          (ii) the right to require reperformance of any Service to the extent required pursuant to Section 3.2;
                       -----------

          (iii) the right to indemnification as provided in Section 14;
                                                            ----------

          (iv) the right to injunction, specific performance or other equitable non-monetary relief when available under applicable law;

          (v) the right to terminate this Agreement for material breach as set forth in Section 10; and
           ----------

          (vi) the right to actual damages, any such damages to be limited to the amount of fees paid.

     11.3 TSC's Exclusive Remedies.  TSC's exclusive remedies against eLoyalty
          ------------------------
for any breach of, or other act or omission arising out of or relating to, this Agreement shall be:

          (i) the right to receive payment for Services and any other amounts due under this Agreement;

          (ii)  the right to suspend performance as provided in Section 6;
                                                                ---------

          (iii) the right to indemnification as provided in Section 14;
                                                            ----------

          (iv) the right to injunction, specific performance or other equitable non-monetary relief when available under applicable law; and

          (v) the right to terminate this Agreement for material breach as set forth in Section 10.
           ----------

       11.4  Affiliates. The provisions of Sections 11.1 - 11.3 apply to a
             ----------                    --------------------
Party's Affiliates providing any part of any Service or performing any other function hereunder or receiving any part of any Service hereunder.

SECTION 12.  Force Majeure.
             -------------

     The obligations of either Party to perform under this Agreement shall be excused during each period of delay caused by matters (not including lack of funds or other financial causes) such as strikes, supplier delays, shortages of raw materials, government orders or acts of God, which are reasonably beyond the control of the Party obligated to perform; provided that nothing contained in
                                           --------
this Agreement shall affect either Party's ability or discretion with respect to any strike or other employee dispute or disturbance and all such strikes, disputes or disturbances shall be deemed to be beyond the control of such Party. A condition of force majeure shall be deemed to continue only so long as the affected Party shall be taking all reasonable actions necessary to overcome such condition. In the event that either Party hereto shall be affected by a condition of force majeure, such Party shall give the other Party prompt Notice thereof, which Notice shall contain the affected Party's estimate of the duration of such condition and a description of the steps being taken or proposed to be taken to overcome such condition of force majeure. Any delay occasioned by any such cause shall not constitute a default under this Agreement, and the obligations of the Parties shall be suspended during the period of delay so occasioned. During any period of force majeure, the Party that is not directly affected by such condition of force majeure shall be entitled to take any reasonable action necessary to mitigate the effects of such condition of force majeure.

SECTION 13.  Assignment.
             ----------

       13.1  Assignment with Consent.  This Agreement shall be binding upon and
             -----------------------
inure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided, however, that, except as provided below, neither
                   --------  -------
Party may Transfer its interest in the Agreement, including Transfers by operation of law such as by way of merger or consolidation, without the prior written consent of the other Party, which consent may not be unreasonably withheld.

       13.2  Assignment in Event of Acquisition.  Notwithstanding the foregoing
             ----------------------------------
provisions of this Section 13, either Party may Transfer its rights and
                   ----------
obligations under this Agreement to any corporation or other entity that shall acquire all or substantially all of such Party's business and assets and assume in writing all of such Party's obligations hereunder and deliver a signed copy of such assumption instrument to the other Party; and, upon the other Party's receipt of such assumption instrument, the assigning Party shall be fully released and discharged from its obligations under this Agreement. In the event of such a Transfer, the Non-Affected Party shall have the right to terminate this Agreement as provided in Section 10.
                              ----------

SECTION 14.  Indemnification and Insurance.
             -----------------------------

       14.1  TSC's Obligation.  TSC agrees to indemnify and hold eLoyalty and
             ----------------
the eLoyalty Indemnified Parties (as hereinafter defined) harmless from and against, and in respect of, any and all damages, claims, losses, demands, suits, fines, penalties and liabilities asserted against or incurred, and all expenses (including all reasonable fees and expenses of counsel, travel costs and other out-of-pocket costs) incurred in connection with pending or threatened litigation or other proceedings ("Expenses") which arise out of or relate to any claim, action or proceeding
  --------
asserted by a third party to the extent exclusively and solely arising out of any matter or thing constituting a breach by TSC hereunder or any gross negligence or willful misconduct by TSC (or its employees or agents) in its performance of this Agreement. The eLoyalty Indemnified Parties shall mean and include: (x) eLoyalty's Affiliates; and (y) the respective directors, officers, agents and employees of eLoyalty and its Affiliates. Expenses shall be reimbursed or advanced when and as incurred promptly upon submission by eLoyalty or any eLoyalty Indemnified Party of statements to TSC.

     14.2 eLoyalty's Obligation.  eLoyalty agrees to indemnify and hold TSC and
          ---------------------
the TSC Indemnified Parties (as hereinafter defined) harmless from and against, and in respect of, any and all Expenses which arise out of or relate to any claim, action or proceeding asserted by a third party to the extent exclusively and solely arising out of any matter or thing constituting a breach by eLoyalty hereunder or any gross negligence or willful misconduct by eLoyalty (or its employees or agents) in its performance of this Agreement. The TSC Indemnified Parties shall mean and include: (x) TSC's Affiliates; and (y) the respective directors, officers, agents and employees of TSC and its Affiliates. Expenses shall be reimbursed or advanced when and as incurred promptly upon submission by TSC or any TSC Indemnified Party of statements to eLoyalty.

     14.3 Third-Party Claims.  If any third party shall make any claim or
          ------------------
commence any arbitration proceeding or suit against any one or more of the TSC Indemnified Parties or the eLoyalty Indemnified Parties (hereafter "Indemnified
                                                                    -----------
Persons") with respect to which an Indemnified Person intends to make any claim
-------
for indemnification against TSC under Section 14.1 or against eLoyalty under
                                      ------------
Section 14.2 (as the case may be, the "Indemnifying Party"), such Indemnified
-------                                ------------------
Persons shall promptly give written notice to the Indemnifying Party of such third party claim, arbitration proceeding or suit and the following provisions shall apply.

          (a)  Control of Proceedings.

               1. In the event that some portion of the claim, arbitration proceeding or suit brought against the Indemnified Person is for matters for which the Indemnified Person will not seek indemnification from the Indemnifying Party, the Parties shall negotiate in good faith as to which party shall have control over the proceedings.

               2. In all other instances, the Indemnifying Party shall have 20 business days after receipt of the notice referred to above in this Section 14.3
                                                                    ------------
to notify the Indemnified Party that it elects to conduct and control the defense of such claim, proceeding or suit. If the Indemnifying Party does not give the foregoing notice, the Indemnified Party shall have the right to defend, contest, settle or compromise such claim, proceeding or suit in the exercise of its exclusive discretion subject to the provisions of Section 14.3(b), and the
                                                      ---------------
Indemnifying Party shall, upon request from any of the Indemnified Persons, promptly pay to such Indemnified Persons in accordance with the other terms of this Section 14 the amount of any third party claim resulting from their
     ----------
liability to the third party claimant and all related Expense.

               3. If the Indemnifying Party gives the foregoing notice, the Indemnifying Party shall have the right to undertake, conduct and control, through counsel reasonably acceptable to the Indemnified Party, and at its sole expense, the conduct and settlement of such claim, proceeding or suit, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith, provided that (i) the Indemnifying Party shall not thereby permit any
           --------
lien, encumbrance or other adverse charge to thereafter attach to any asset of any Indemnified Person; (ii) the Indemnifying Party shall not thereby permit any injunction against any Indemnified Person; (iii) the Indemnifying Party shall permit the Indemnified Person and counsel chosen by the Indemnified Person and reasonably acceptable to the Indemnifying Party to monitor such conduct or settlement and shall provide the Indemnified Person and such counsel with such information regarding such claim, proceeding or suit as either of them may reasonably request (which request may be general or specific), but the fees and expenses of such counsel shall be borne by the Indemnified Person unless (1) the Indemnifying Party and the Indemnified Person shall have mutually agreed to the retention of such counsel or (2) the named parties to any such claim, proceeding or suit include the Indemnified Person and the Indemnifying Party and in the reasonable opinion of counsel to the Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and disbursements of counsel for such Indemnified Person shall be reimbursed by the Indemnifying Party to the Indemnified Person; and (iv) the Indemnifying Party shall agree promptly to reimburse to the extent required under this
Section 14 the Indemnified Person for the full amount of any third party claim
----------
resulting from such claim, proceeding or suit and all related Expense incurred by the Indemnified Person.

               4. In no event shall the Indemnifying Party without the prior written consent of the Indemnified Person, settle or comprise any claim or consent to the entry of any judgment that does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Person a release from all liability in respect of such claim.

               5. If the Indemnifying Party shall not have undertaken the conduct and control of the defense of any claim, suit or proceeding as provided above, the Indemnifying Party shall nevertheless be entitled through counsel chosen by the Indemnifying Party and reasonably acceptable to the Indemnified Person to monitor the conduct or settlement of such claim by the Indemnified Person, and the Indemnified Person shall provide the Indemnifying Party and such counsel with such information regarding such action or suit as either of them may reasonably request (which request may be general or specific), but all costs and expenses incurred in connection with such monitoring shall be borne by the Indemnifying Party.

          (b)  Settlement of Third-Party Claims By the Indemnified Person. So
               ----------------------------------------------------------
long as the Indemnifying Party is contesting any such claim, proceeding or suit in good faith, the Indemnified Person shall not pay or settle any such claim, proceeding or suit. Notwithstanding the foregoing, the Indemnified Person shall have the right to pay or settle any such claim, proceeding or suit, provided
                                                                    --------
that in such event the Indemnified Person shall waive any right to indemnity therefor by the Indemnifying Party, and no amount in respect thereof shall be claimed as Loss or Expense under this Section 14.
                                      ----------

     If the Indemnifying Party shall not have undertaken the conduct and control of the defense of any claim, proceeding or suit as provided above, the Indemnified Person, on not less than 30 days' prior written Notice to the Indemnifying Party, may make settlement (including payment in full) of such claim and such settlement shall be binding upon the Parties hereto for the purposes hereof, unless within said 30-day period the Indemnifying Party shall have requested the Indemnified Person to contest such claim at the expense of the Indemnifying Party. In such event, the Indemnified Person shall promptly comply with such request and the Indemnifying Party shall have the right to direct the defense of such claim or any litigation based thereon subject to all of the conditions of this Section
                                                                      -------
14. Anything in this Section 14 to the contrary notwithstanding, if the
--                   ----------
Indemnified Person advises the Indemnifying Party that it has determined to make settlement of a claim, the Indemnified Person shall have the right to do so at its own cost and expense, without any requirement to contest such claim at the request of the Indemnifying Party, but without any right under the provisions of this Section 14 for indemnification by the Indemnifying Party.
     ----------

     14.4 Insurance.  Each Party is responsible for carrying any insurance
          ---------
desired by it in its sole discretion, including comprehensive general liability insurance, insurance to cover its facilities, products liability insurance and business interruption insurance. The indemnification provided for in Sections
                                                                      --------
14.1 and 14.2 shall not apply to the extent the Indemnified Party is compensated
----     ----
by any insurance.

SECTION 15. Disputes.
            --------

     15.1 Agreement to Arbitrate.  The procedures for discussion, negotiation
          ----------------------
and arbitration set forth in this Section 15 shall apply to all disputes,
                                  ----------
controversies or claims (whether sounding in contract, tort or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement. Each Party agrees on behalf of itself and its respective Affiliates that the procedures set forth in this Section 15 shall be the sole and exclusive
                                      ----------
remedy in connection with any dispute, controversy or claim relating to any of the foregoing matters and irrevocably waives any right to commence any Action in or before any Governmental Authority, except as expressly provided in Section
                                                                      -------
15.7(b) and except to the extent provided under the Arbitration Act in the case
-------
of judicial review of arbitration results or awards. Each Party on behalf of itself and its respective Affiliates irrevocably waives any right to any trial by jury with respect to any claim, controversy or dispute set forth in the first sentence of this Section 15.1.
                 ------------

     15.2 Escalation and Mediation.
          ------------------------

          (a) Each Party agrees to use its respective reasonable efforts to resolve expeditiously any dispute, controversy or claim between them with respect to the matters covered hereby that may arise from time to time on a mutually acceptable negotiated basis. In furtherance of the foregoing, any Party involved in a dispute, controversy or claim may deliver a notice (an "Escalation
                                                                      ----------
Notice") demanding an in-person meeting involving representatives of the Parties
------
at a senior level of management of the Parties (or if the Parties agree, of the appropriate strategic business unit or division within such entity). A copy of any such Escalation Notice shall be given to the General Counsel, or like officer or official, of each Party involved in the dispute, controversy or claim (which copy shall state that it is an Escalation Notice pursuant to this Agreement). Any agenda, location or procedures for such discussions or negotiations between the Parties may be established by the Parties from time to time; provided, however, that the Parties shall use their reasonable efforts to
      --------  -------
meet within 10 days of the Escalation Notice.

          (b) In the event that a dispute, controversy or claim is not resolved pursuant to subsection (a) of Section 15.2, the Parties agree to submit the
                              ------------
matter to mediation. The mediator shall be selected by the Party that did not deliver the applicable Escalation Notice from the list of individuals set forth on Exhibit A, the names of which individuals were supplied to the Parties by
   ---------
JAMS/Endispute. Any opinion expressed by the mediator shall be strictly advisory and shall not be binding on the Parties, nor shall any opinion expressed by the mediator be admissible in any arbitration proceeding. Costs of the mediation shall be borne equally by the Parties involved in the matter, except that each Party shall be responsible for its own expenses. Mediation is a prerequisite to a demand for arbitration under Section 15.3.
                               ------------

     15.3 Procedures for Arbitration.
          --------------------------

          (a) If the dispute, controversy, or claim is not resolved through mediation required by Section 15.2(b), any Party involved in the dispute,
                      ---------------
controversy or claim (regardless of whether such Party delivered the Escalation Notice) may, unless the Applicable Deadline (as hereinafter defined) has occurred, make a written demand (the "Arbitration Demand Notice") that the
                                      -------------------------
dispute be resolved by binding arbitration, which Arbitration Demand Notice shall be given to the Parties to the dispute, controversy or claim in the manner set forth in Section 16.1. In the event that any Party shall deliver an
             ------------
Arbitration Demand Notice to another Party, such other Party may itself deliver an Arbitration Demand Notice to such first Party with respect to any related dispute, controversy or claim with respect to which the Applicable Deadline has not passed without having to satisfy the Section 15.2 requirements. No Party may
                                         ------------
assert that the failure to resolve any matter during any discussions or negotiations, the course of conduct during the discussions or negotiations or the failure to agree on a mutually acceptable time, agenda, location or procedures for the meeting, in each case, as contemplated by Section 15.2, is a
                                                             ------------
prerequisite to a demand for arbitration under this Section 15.3. In the event
                                                    ------------
that any Party delivers an Arbitration Demand Notice with respect to any dispute, controversy or claim that is the subject of any then pending arbitration proceeding or of a previously delivered Arbitration Demand Notice, all such disputes, controversies and claims shall be resolved in the arbitration proceeding for which an Arbitration Demand Notice was first delivered unless the arbitrator in his or her sole discretion determines that it is impracticable or otherwise inadvisable to do so.

          (b) Any Arbitration Demand Notice may be given until one year and 45 days after the later of (i) the occurrence of the act or event giving rise to the underlying claim or (ii) the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the Party asserting the claim (as applicable and as it may in a particular case be specifically extended by the Parties in writing, the "Applicable Deadline"). Any
                                                      -------------------
discussions, negotiations or mediations between the Parties pursuant to this Agreement or otherwise will not toll the Applicable Deadline unless expressly agreed in writing by the Parties. Each Party agrees on behalf of itself and its respective Affiliates that if an Arbitration Demand Notice with respect to a dispute, controversy or claim is not given prior to the expiration of the Applicable Deadline, such dispute, controversy or claim will be barred. Subject to Section 15.7(d), upon delivery of an Arbitration Demand Notice pursuant to
   ---------------
Section 15.3(a) prior to the Applicable Deadline, the dispute, controversy or
---------------
claim shall be decided by a sole arbitrator in accordance with the rules set forth in this Section 15.
              ----------

     15.4 Arbitrator.
          ----------

          (a) If the amount in dispute is less than $500,000, the mediator selected by the provisions set forth in Section 15.2(b) above shall also serve
                                        ---------------
as the sole arbitrator. If the amount in dispute equals or exceeds $500,000, the mediator selected by the provisions set forth in Section 15.2(b) above shall
                                                 ---------------
select a sole arbitrator from a list provided by JAMS/Endispute. After selection of such sole arbitrator, the mediator shall have no further role with respect to the dispute. Any arbitrator selected pursuant to this paragraph (a) shall be disinterested with respect to any of the Parties and the matter and shall be reasonably competent in the applicable subject matter.

          (b) The sole arbitrator selected pursuant to paragraph (a) above will set a time for the hearing of the matter which will commence no later than 90 days after the date of the appointment of the sole arbitrator pursuant to paragraph (a) above, and such hearing will be no longer than 30 days (unless in the judgment of the sole arbitrator the matter is unusually complex and sophisticated and thereby requires a longer time, in which event such hearing shall be no longer than 90 days). The final decision of such arbitrator will be rendered in writing to the Parties not later than 60 days after the last hearing date, unless otherwise agreed by the Parties in writing.

     15.5 Hearings.  Within the time period specified in Section 15.4(b), the
          --------                                       ---------------
matter shall be presented to the arbitrator at a hearing by means of written submissions of memoranda and verified witness statements, filed simultaneously, and responses, if necessary in the judgment of the arbitrator or both of the Parties. If the arbitrator deems it to be essential to a fair resolution of the dispute, live cross-examination or direct examination may be permitted, but is not generally contemplated to be necessary. The arbitrator shall actively manage the arbitration with a view to achieving a just, speedy and cost-effective resolution of the dispute, claim or controversy. The arbitrator may, in his or her sole discretion, set time and other limits on the presentation of each Party's case, its memoranda or other submissions, and refuse to receive any proffered evidence that the arbitrator, in his or her sole discretion, finds to be cumulative, unnecessary, irrelevant or of low probative nature. Except as otherwise set forth herein, any arbitration hereunder will be conducted in accordance with the JAMS/Endispute Streamlined Rules for Commercial, Real Estate and Construction Cases then prevailing. The decision of the arbitrator will be final and binding on the Parties, and judgment thereon may be had and will be enforceable in any court having jurisdiction over the Parties. Arbitration awards will bear interest at an annual rate of the Prime Rate plus 2% per annum. To the extent that the provisions of this Agreement and the prevailing rules of JAMS/Endispute conflict, the provisions of this Agreement shall govern.

     15.6 Discovery and Certain Other Matters.
          -----------------------------------

          (a) Any Party involved in the applicable dispute may request limited document production from the other Party of specific and expressly relevant documents, with the reasonable expenses of the producing Party incurred in such production paid by the requesting Party. Any such discovery (which rights to documents shall be substantially less than document discovery rights prevailing under the Federal Rules of Civil Procedure) shall be conducted expeditiously and shall not cause the hearing provided for in Section 15.5 to be adjourned except
                                            ------------
upon consent of all of the Parties or upon an extraordinary showing of cause demonstrating that such adjournment is necessary to permit discovery essential to a Party to the proceeding. Depositions, interrogatories or other forms of discovery (other than the document production set forth above) shall not occur except by consent of all of the Parties. Disputes concerning the scope of document production and enforcement of the document production requests will be determined by written agreement of the Parties or, failing such agreement, will be referred to the arbitrator for resolution. All discovery requests will be subject to the Parties' rights to claim any applicable privilege. The arbitrator will adopt procedures to protect the proprietary rights of the Parties and to maintain the confidential treatment of the arbitration proceedings (except as may be required by law). Subject to the foregoing, the arbitrator shall have the power to issue subpoenas to compel the production of documents relevant to the dispute, controversy or claim.

          (b) The arbitrator shall have full power and authority to determine issues of arbitrability but shall otherwise be limited to interpreting or construing the applicable provisions of this Agreement, and will have no authority or power to limit, expand, alter, amend, modify, revoke or suspend any condition or provision of this Agreement; it being understood, however, that the arbitrator will have full authority to implement the provisions of this Agreement and to fashion appropriate remedies for breaches of this Agreement; provided, however, that the arbitrator shall not have (i) any authority in
--------  -------
excess of the authority a court having jurisdiction over the Parties and the controversy or dispute would have absent these arbitration provisions,(ii) any right or power to award punitive or multiplicative damages or (iii) any power to impose remedies other than those set forth in Section 11.2 and 11.3. It is the
                                              ------------     ----
intention of the Parties that in rendering a decision the arbitrator give effect to the applicable provisions of this Agreement and follow applicable law (it being understood and agreed that this sentence shall not give rise to a right of judicial review of the arbitrator's award).

          (c) If a Party fails or refuses to appear at and participate in an arbitration hearing after due notice, the arbitrator may hear and determine the controversy upon evidence produced by the appearing Party.

          (d) Arbitration costs will be borne equally by each Party involved in the matter, except that each Party will be responsible for its own attorney's fees and other costs and expenses, including the costs of witnesses selected by such Party.

     15.7 Certain Additional Matters.
          --------------------------

          (a) Any arbitration award shall be a bare award limited to a holding for or against a Party and shall be without findings as to facts, issues or conclusions of law (including with respect to any matters relating to the validity or infringement of patents or patent applications) and shall be without a statement of the reasoning on which the award rests, but must be in adequate form so that a judgment of a court may be entered thereupon. Judgment upon any arbitration award hereunder may be entered in any court having jurisdiction thereof.

          (b)  Prior to the commencement of an arbitration hearing pursuant to
Section 15.5, any Party may seek one or more temporary restraining orders in a
------------
court of competent jurisdiction if necessary in order to preserve and protect the status quo. Neither the request for, nor the grant or denial of, any such temporary restraining order shall be deemed a waiver of the obligation to arbitrate as set forth herein, and the arbitrator may dissolve, continue or modify any such order. Any such temporary restraining order shall remain in effect until the first to occur of the expiration of the order in accordance with its terms or the dissolution thereof by the arbitrator.

          (c) Except as required by law, the Parties shall hold, and shall cause their respective officers, directors, employees, agents and other representatives to hold, the existence, content and result of mediation or arbitration in confidence in accordance with the provisions of Section 9 of this
                                                               ---------
Agreement and except as may be required in order to enforce any award. Each of the Parties shall request that any mediator or arbitrator comply with such confidentiality requirement.

          (d) In the event that at any time the sole arbitrator shall fail to served as an arbitrator for any reason, the Parties shall select a new arbitrator who shall be disinterested as to the Parties and the matter in accordance with the procedure set forth herein for the selection of the initial arbitrator. The extent, if any, to which testimony previously given shall be repeated or as to which the replacement arbitrator elects to rely on the stenographic record (if there is one) of such testimony shall be determined by the replacement arbitrator.

     15.8 Law Governing Arbitration Procedures.  The interpretation of the
          ------------------------------------
provisions of this Article 15, only insofar as they relate to the agreement to
                   ----------
arbitrate and any procedures pursuant thereto, shall be governed by the Arbitration Act and other applicable federal law. In all other respects, the interpretation of this Agreement shall be governed as set forth in Section 16.3.
                                                                   ------------

     15.9 Choice of Forum. Any arbitration hereunder shall take place in
          ---------------
Chicago, Illinois, unless otherwise agreed in writing by the Parties.

SECTION 16. Miscellaneous Provisions.
            ------------------------

     16.1 Notices. All notices, requests, claims, demands and other
          -------
communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by facsimile when confirmation of transmission is received, (iii) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third business day after mailing or (iv) if sent by private courier when received; and shall be addressed as follows:

          If to TSC, to:

            Technology Solutions Company
            205 North Michigan Avenue
            Suite 1500
            Chicago, Illinois  60601
            Attention: General Counsel
            Telephone: (312) 228-4500
            Facsimile: (312) 228-4501

          If to eLoyalty, to:

            eLoyalty Corporation
            205 North Michigan Avenue
            Suite 1500
            Chicago, Illinois 60601
            Attention: Chief Financial Officer
            Telephone: (312) 228-4500
            Facsimile: (312) 228-4501

or to such other address as such Party may indicate by a notice delivered to the other Party.

     16.2 Entire Agreement.  This Agreement is the entire agreement between the
          ----------------
Parties hereto with respect to the subject matter hereof, there being no prior written or oral promises or representations not incorporated herein.

     16.3 Choice of Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of Illinois and the federal laws of the United States of America applicable therein, as though all acts and omissions related hereto occurred in Illinois. Any lawsuit arising from or related to this Agreement shall only be brought in the United States District Court for the Northern District of Illinois or the Circuit Court of Cook County, Illinois. To the extent permissible by law, the Parties hereby consent to the jurisdiction and venue of such courts. Each Party hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not assert, any rights such Party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by Illinois law.

     16.4 Amendment; Waiver.  No amendment or modification of the terms of this
          -----------------
Agreement shall be binding on either Party unless reduced to writing and signed by an authorized representative of the Party to be bound. The waiver by either Party of any particular default by the other Party shall not affect or impair the rights of the Party so waiving with respect to any subsequent default of the same or a different kind; nor shall any delay or omission by either Party to exercise any right arising from any default by the other affect or impair any rights which the nondefaulting Party may have with respect to the same or any future default.

     16.5 Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall be ineffective in such jurisdiction to the extent of such prohibition or unenforceability without affecting, impairing or invalidating the remaining provisions or the enforceability of this Agreement.

     16.6 Relationship of the Parties.  By virtue of this Agreement, neither
          ---------------------------
Party constitutes the other as its agent, partner, joint venturer, or legal representative and neither Party has express or implied authority to bind the other in any manner whatsoever.

     16.7 Survival. The rights and obligations of the Parties under Sections
          --------                                                  --------
3.5, 6, 9, 11, 14, 15 and 16.9, shall survive any termination of this Agreement.
---  -  -  --  --  --     ----

     16.8 Counterparts. For convenience of the Parties hereto, this Agreement
          ------------
may be executed in one or more counterparts, each of which shall be deemed an original for all purposes.

     16.9 Records Retention.  Each Party will retain all information obtained or
          -----------------
created in the course of performance hereunder for five years from the Effective Date.

     16.10 Beneficiaries. Except for the provisions of Section 14 hereof, which
           -------------                               ----------
are also for the benefit of the other Persons indemnified, this Agreement is solely for the benefit of the Parties hereto and their respective Affiliates, successors and permitted assigns and shall not confer upon any other Person any remedy, claim, liability, reimbursement or other right in excess of those existing without reference to this Agreement.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their authorized representatives as of the Effective Date.



                                  TECHNOLOGY SOLUTIONS COMPANY



                                  By:  /s/ WILLIAM H. WALTRIP
                                       William H. Waltrip
                                       Chairman of the Board of Directors


                                  eLOYALTY CORPORATION



                                  By:  /s/ TIMOTHY J. CUNNINGHAM
                                       Timothy J. Cunningham
                                       Chief Financial Officer, Secretary and
                                         Treasurer



                                Signature Page
                                    to the
                           Shared Services Agreement

                                   EXHIBIT A

                               LIST OF MEDIATORS
                               -----------------


1.  Hon. Michael B. Getty (Ret.)

2.  Hon. Mel R. Jiganti (Ret.)

3.  William F. Hartgering